UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        June 30, 2008
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Cost Associated with Exit or Disposal Activities.

On June 30, 2008, inTEST Corporation (the "Company") announced that it will reduce the workforce in its Manipulator and Docking Hardware segment by 18 employees, representing 18% of the total employees in this segment. The Company will incur between $175,000 and $200,000 in total costs related to this action for severance and medical benefits to be paid to terminated employees. In addition to this workforce reduction, one facility in this segment will go to a reduced work week. These actions are being taken to reduce the operating expenses of the Manipulator and Docking Hardware segment in response to continued operating losses in that product segment. These costs will be incurred primarily in the second quarter of 2008. The Company expects that the completed action will reduce its annual operating expense structure by approximately $1.2 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Robert E. Matthiessen
        Robert E. Matthiessen
        President and Chief Executive Officer

Date:   July 3, 2008